Exhibit 16.1

March 7, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by AT&T Wireless Services 401(k) Savings Plan (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the AT&T Wireless Services 401(k) Savings Plan Form 8-K report dated March 5, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers, LLP